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                                                                     EXHIBIT 4.6

                       FIRST AMENDMENT TO CREDIT AGREEMENT

            THIS FIRST AMENDMENT TO CREDIT AGREEMENT (THE "AMENDMENT"), dated and effective as of December 22, 2003, is made by and among ARCH WESTERN RESOURCES, LLC, a Delaware limited liability company (the "Borrower"), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (hereinafter referred to in such capacity as the "Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrower, PNC Bank, National Association, as administrative agent. and certain lenders are parties to that Credit Agreement dated as of September 19, 2003 (the "Credit Agreement");

      WHEREAS, subject to the terms and conditions hereinafter provided, the parties desire to amend the Credit Agreement as hereinafter provided.

      NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

      1. Recitals.

      The foregoing recitals are true and correct and incorporated herein by reference.

      2. Definitions.

            All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

      3 Amendment to Credit Agreement.

      (a) Section 1 .1 Certain Definitions.

            (i) The following definition "Consolidated Tangible Net Worth" contained in Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Consolidated Tangible Net Worth shall mean, as of any date of determination, total equity (determined before the after-tax effect of changes in accounting principles) less Intangible Assets of the Borrower and its Subsidiaries as of such date, all as determined and consolidated in accordance with GAAP."
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            (ii) The following new definitions are hereby added alphabetically to Section 1.1 [Certain Definitions] of the Credit Agreement:

                  "Intangible Assets shall mean, as of any date of
            determination, the difference between (i) intangible assets of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of such date, less (ii) to the extent included in the determination of intangible assets under the immediately preceding clause (i), Intangible Assets Attributable to Leased Coal Interests."

                  "Intangible Assets Attributable to Leased Coal Interests shall mean, as of any date of determination, the amount, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, of leased coal reserves, leased surface rights, mineral or natural gas rights and prepaid royalties, in accordance with Financial Accounting Standards Board No. 141 (as in effect on the First Amendment Effective Date)."

      4. Conditions of Effectiveness of this Amendment.

      The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

      (a) Fees and Expenses. The Borrower shall pay or cause to be paid to the Agent for itself the reasonable costs and expenses of the Agent including, without limitation, reasonable fees of the Agent's counsel in connection with this Amendment.

      (b) No Default. Confirmation of Representations and Warranties, etc. As of the date hereof after giving effect to this Amendment, no Event of Default or Potential Default shall have occurred. The Borrower, by executing this Amendment, hereby certifies and confirms that as of the date hereof and after giving effect to this Amendment: (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower's certificate of organization or its limited liability company operating agreement, (b) no Event of Default or Potential Event of Default has occurred or would result from the execution, delivery and performance of this Amendment, (c) the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as though made by the Loan Parties on such date (except representations and warranties that relate solely to an earlier date or time), and (d) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof

      (c) Confirmation of Loan Documents. Each Loan Party (other than the Borrower) shall have duly executed and delivered to the Agent the Confirmation of Loan Documents in the form
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attached hereto as Exhibit A.

      (d) Organization, Authorization and Incumbency. There shall be delivered to the Agent for the benefit of each Lender a certificate, dated as of the date hereof and signed by the Secretary or an Assistant Secretary of each Loan Party, certifying as appropriate as to:

            (i) all action taken by such Loan Party in connection with this Amendment and the other Loan Documents;

            (ii) the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and described in this Section 4 and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of the Loan Documents and the true signatures of such officers, on which the Agents and each Lender may conclusively rely; and

            (iii) copies of its organizational documents, including its certificate of incorporation and bylaws if it is a corporation, its certificate of partnership and partnership agreement if it is a partnership, and its certificate of organization and limited liability company operating agreement if it is a limited liability company, in each case as in effect on the date hereof, certified by the appropriate state official where such documents are flied in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each of the Loan Parties in each state where organized or qualified to do business; provided that each of the Loan Parties other than Borrower may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Loan Parties to the Agent remain in full force and effect and have not been modified, amended or rescinded.

      (e) Consents and Approvals. To the extent any consent, approval, order or authorization or registration, declaration or filing with any governmental authority or other person or legal entity is required in connection with the valid execution and delivery of this Amendment or the carrying out or performance of any of the transactions required or contemplated by this Amendment, all such consents, approvals, orders or authorizations shall have been obtained or all such registrations, declarations or filings shall have been accomplished prior to the consummation of this Amendment.

      (f) Litigation. Except as disclosed in the schedules to the Credit Agreement, on the date hereof no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents.
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      (g) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, the Agent shall have received from the Borrower and the Lenders an executed original of this Amendment and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent.

      This Amendment shall be dated as of and shall become effective on the date that (such date being hereinafter referred to as the "First Amendment Effective Date"): (i) it has been duly executed by the Borrower, the Agent and the Required Lenders, and (ii) each of the conditions set forth in this Section 5 has been satisfied.

      5. Force and Effect.

      No novation is intended or shall occur by or as a result of this Amendment. The Borrower reconfirms, restates and ratifies the Credit Agreement (as amended by this Amendment), each of the other Loan Documents and all other documents executed in connection therewith, and the Borrower confirms that all such documents have remained in full force and effect since the date of their execution. This Amendment is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Credit Agreement or the other Loan Documents. The Borrower and the Agent and each of the Lenders acknowledges and agrees that the Collateral has continued to secure the indebtedness, loans, liabilities, expenses and obligations under the Credit Agreement since the date of execution of each applicable Loan Document, and all liens and security interests in the Collateral which were granted pursuant to any of the Loan Documents shall remain in full force and effect from and after the date hereof.

      6. Governing Law.

      This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

      7. Counterparts.

      This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.